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                                                                     Exhibit 3.2

                                    RESTATED

                                     BYLAWS

                                       OF

                         INTERSTATE BAKERIES CORPORATION

                                   ARTICLE I
                                  STOCKHOLDERS

          Section 1. Annual Meeting. The Annual Meeting of Stockholders of the Corporation shall be held at the registered office of the Corporation in the City of Wilmington, State of Delaware, or at such other place within or without the State of Delaware, at 10:00 a.m. on the fourth Thursday of October, or at such time and date as the Board of Directors by resolution shall determine and as set forth in the notice of the meeting, for the election of Directors and for the transaction of any other proper business. If the date of the Annual Meeting shall fall upon a legal holiday, under federal law or the laws of the state where such meeting is to be held, such meeting shall be held on the next succeeding business day.

          Section 2. Special Meetings. Special Meetings of the Stockholders of the Corporation may be called at any time by a majority of the Directors then in office. The power of any of the Stockholders or any class of Stockholders to call Special Meetings is specifically denied. Special Meetings of the Stockholders shall be held at such place within or without the State of Delaware, at such time and on such date as shall be specified in the call thereof.

          Section 3. Notice of Meetings. Written notice of each meeting of the Stockholders, stating the place, date and hour thereof, and in the case of a Special Meeting, the purpose or purposes for which it is called, shall be given, not less than ten (10) nor more than sixty (60) days before the date of such meeting (or at such other time as may be required by statute), either personally, by United States mail, or by electronic mail, to each Stockholder entitled to vote at such meeting. If given by United States mail, such notice is given when deposited in the United States mail, postage prepaid, directed to each Stockholder at his or her address as it appears on the records of the Corporation. If given by electronic mail, such notice is given when directed to each Stockholder at the e-mail address given to the Corporation and the Corporation receives an electronic mail return-receipt.

          Section 4. Waiver of Notice. Whenever notice is required to be given of any Annual or Special Meeting of the Stockholders, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meetings of the Stockholders need be specified in any written waiver of notice. Attendance of a person at a meeting of the Stockholders shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          Section 5. Adjournment. When any meeting of the Stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at such meeting.

          Section 6. Quorum. At any meeting of the Stockholders, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote at such meeting shall be necessary in order to constitute a quorum for the transaction of any business; provided, however, that where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes present.

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in person or by proxy shall constitute a quorum entitled to take action with respect to a vote on that matter. If there shall not be a quorum at any meeting of the Stockholders, the holders of a majority of the shares entitled to vote present at such meeting, in person or by proxy, may adjourn such meeting from time to time, without further notice to the Stockholders other than an announcement at such meeting, until holders of the amount of shares required to constitute a quorum shall be present in person or by proxy.

          Section 7. Voting. Each Stockholder shall be entitled to one vote for each share of Common Stock held by such Stockholder. The voting rights of any Preferred Stockholder, including without limitation the number of votes per share of Preferred Stock held by such Stockholder, shall be determined by the Board of Directors in the resolution or resolutions authorizing the issuance of the class or series of Preferred Stock held by such Stockholder, which terms shall be set forth in the Certificate of Designation for such class or series of Preferred Stock. Voting need not be by written ballot. Whenever any corporate action is to be taken by vote of the Stockholders, it shall, except as otherwise required by law or by the Certificate of Incorporation or these Bylaws, be authorized by a plurality of the votes cast at a meeting of Stockholders by the holders of shares entitled to vote thereon.

          Section 8. Action Without a Meeting. No action required or permitted to be taken at any Annual or Special Meeting of Stockholders may be taken without a meeting thereof. The power of Stockholders to consent in writing to the taking of any action is specifically denied.

          Section 9. Record Date. The Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of Stockholders, nor more than sixty (60) days prior to any other action, as the record date for the purpose of determining the Stockholders entitled to notice of or to vote at any meeting of the Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

          If no record date is fixed:

          (1) The record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day of notice, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (2) The record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          Section 10. Proxies. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Proxies may be solicited and received electronically.

          Section 11. Nomination of Directors and Presentation of Business at Stockholder Meetings.

          (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the Stockholders may be made at an Annual Meeting of Stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or
     (iii) by any Stockholder who was a Stockholder of record at the time of the giving of notice provided for in this Section 11, who is entitled to vote thereon at the meeting and who has complied with the notice procedures set forth in this Section 11.

                  (2) For nominations or other business to be properly brought before an Annual Meeting by a Stockholder pursuant to clause (iii) of paragraph (a) of this Section 11, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for Stockholder action. To be timely, a Stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 nor more than 90 days prior

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     to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the Stockholder to be timely must be so delivered not earlier than the close of business on the 90/th/ day prior to such annual meeting and not later than the close of business on the later of the 60/th/ day prior to such annual meeting or the 10/th/ day following the date on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an Annual Meeting commence a new time period for the giving of a Stockholder's notice as described above.

               (i) Director Nominations. Such Stockholder's notice shall set forth as to each person whom the Stockholder proposes to nominate for election or reelection as a Director: (a) the name and address of the Stockholder making the nomination, as it appears on the Corporation's books, and of the Beneficial Owner (as defined below), if any, on whose behalf the proposal is made; (b) the name and address of the person or persons to be nominated; (c) a representation that such Stockholder is a holder of record of stock of the Corporation entitled to vote in the election of Directors at such meeting and such Stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) the class and number of shares of stock of the Corporation that are owned beneficially and of record by such Stockholder, such Beneficial Owner, and each nominee proposed by such Stockholder; (e) a description of all arrangements or understandings between the Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder; (f) such other information regarding each nominee proposed by such Stockholder as would have been required to be included in a proxy statement filed pursuant to Regulation 14A (17 C.F.R. (S) 240.14a-1 et seq.) as then in effect under the Securities Exchange Act of 1934, as amended ("Exchange Act"), had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (g) the consent of each nominee to serve as a Director of the Corporation if so elected.

               (ii) Other Business. As to any other business that the Stockholder proposes to bring before the meeting, a Stockholder's notice to the Secretary shall set forth as to each matter: (a) a brief description of the business desired to be brought before the Annual Meeting; (b) a representation that such Stockholder is a holder of record of stock entitled to vote on the business proposed by such Stockholder and such Stockholder intends to appear in person or by proxy at the meeting to present the proposed business to be brought before the meeting; (c) the name and address of the Stockholder proposing such business, as it appears on the Corporation's books, and of the Beneficial Owner, if any, on whose behalf the business is proposed; (d) the class and number of shares of stock of the Corporation that are owned beneficially and of record by such Stockholder and such Beneficial Owner; (e) the reason for conducting such business at the meeting and any material interest of such Stockholder or such Beneficial Owner in such business; and (f) all other information with respect to each such matter as would have been required to be included in a proxy statement filed pursuant to Regulation 14A (17 C.F.R. (S) 240.14a-1 et seq.) as then in effect under the Exchange Act, had proxies been solicited by the Board of Directors with respect thereto.

               (iii) Notwithstanding anything in this paragraph (2) of this
          Section 11 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 40 days prior to the first anniversary of the preceding year's Annual Meeting, a Stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10/th/ day following the day on which such public announcement is first made by the Corporation.

          (3) Only such business shall be conducted at a Special Meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons

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     for election to the Board of Directors may be made at a Special Meeting of
     Stockholders with regard to which the Board of Directors has determined that Directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any Stockholder who is a Stockholder of record at the time of the giving of notice provided for in this Section 11, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in the last sentence of this paragraph (3) of this Section 11. In the event the Corporation calls a Special Meeting of Stockholders for the purpose of electing one or more Directors to the Board, any such Stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the Stockholder's notice setting forth the information required by paragraph (2) of this Section 11 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (i) the 30/th/ day prior to such Special Meeting or (ii) the 10/th/ day following the day on which public announcement is first made of the date of the Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

          (4) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. The chairman of the meeting of Stockholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 11 and, if any proposed nomination or business is not in compliance with this Section 11, to declare that such defective nominations or proposal shall be disregarded.

          (5) For purposes of this Section 11, "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 and any successor rule, and "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

          (6) Notwithstanding the foregoing provisions of this Section 11, (i) if any class of series of stock has the right, voting separately by class or series, to elect Directors at an Annual or Special Meeting of Stockholders, such Directors shall be nominated and elected pursuant to the terms of such class of series of stock; and (ii) a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
     Section 11. To the extent Section 11 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or adjudged by a court of competent jurisdiction, to be inconsistent with the rights of Stockholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, such rule shall prevail.

          Section 12. Conduct of Meetings. The Chief Executive Officer shall preside at each meeting of Stockholders. In the absence of the Chief Executive Officer, the meeting shall be chaired by an Officer of the Corporation in accordance with the following order: President, Executive Vice President, Senior Vice President and Vice President. In the absence of all such Officers, the meeting shall be chaired by a person chosen by the vote of the holders of a majority of the outstanding shares of common stock of the Stockholders present in person or represented by proxy and entitled to vote thereat, who shall act as chairman of the meeting. The chairman of the meeting shall have authority on his or her own motion to adjourn the meeting from time to time without the approval of the Stockholders who are present in person or represented by proxy and entitled to vote thereat.

          The Secretary or in his or her absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

          The Board of Directors of the Corporation may to the extent not prohibited by law adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman

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of any meeting of Stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present;
(iii) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other person as the chairman of the meeting shall determine;
(iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) regulation of the opening and closing of the polls for balloting on matters which are to be voted upon by ballot. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

          The date and time of the opening and closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting.

                                   ARTICLE II
                                    DIRECTORS

          Section 1. Number; Election; Terms. The business and affairs of the Corporation shall be managed by the Board of Directors. The number of Directors that shall constitute the whole Board of Directors of the Corporation shall be not less than seven (7) nor more than eleven (11). The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

          Upon the effectiveness of the Restated Certificate of Incorporation of the Corporation pursuant to the Delaware General Corporation Law, the Board of Directors of the Corporation shall be divided into three classes, designated Class I, Class II, and Class III, which at all times shall be as nearly equal in number as possible, as determined by the Board of Directors. The term of office of the initial Class I Directors shall expire at the Annual Meeting of Stockholders next succeeding the date on which these Bylaws are adopted, the term of office of the initial Class II Directors shall expire at the Annual Meeting of Stockholders next succeeding the Annual Meeting at which the term of office of the initial Class I Directors expires, and the term of office of the initial Class III Directors shall expire at the Annual Meeting of Stockholders next succeeding the Annual Meeting at which the term of office of the initial Class II Directors expires. The appointment of incumbent Directors to Board of Director Classes I, II and III at the time of said effectiveness of the Restated Certificate of Incorporation shall be by a resolution adopted by a majority of the Stockholders entitled to vote in an election of Directors.

          At each Annual Meeting of Stockholders following such initial classification and election, Directors elected to succeed those whose terms expire at the time of such meeting shall be elected to hold office until the third succeeding Annual Meeting of Stockholders after their election. In the event of any increase in the number of Directors of the Corporation, the additional Directors shall be so classified that all classes of Directors shall be increased equally as nearly as possible, and the additional Directors shall be elected by majority vote of the Directors then in office.

          Election of Directors of the Corporation need not be by written ballot. Directors need not be Stockholders.

          Section 2. Removal; Resignation. Any Director or the entire Board of Directors may be removed only for cause and only by the affirmative vote of the holders of a majority of the voting power of all of the shares of the Corporation entitled to vote for the election of Directors, voting together as a single class. Cause for removal shall be deemed to exist only if:

          (1) The Director whose removal is proposed has been convicted, or was granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to appeal;

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          (2) Such Director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct, in the performance of his or her duty to the Corporation in a matter of substantial importance to the Corporation;

          (3) Such Director has become mentally incompetent, whether or not so adjudicated, in the opinion of the Board of Directors, which mental incompetency directly affects his or her ability as a Director of the Corporation;

          (4) Such Director becomes disabled and such disability in the opinion of the Board of Directors renders such Director unable to perform his or her duties as provided herein or in the Certificate of Incorporation;

          (5) Such Director's actions or failure to act are deemed by the Board of Directors to be in derogation of the Director's duties; or

          (6) Such Director is found to be unsuitable to fulfill his or her obligations as a Director of the Corporation by any regulatory agency having jurisdiction over the Corporation.

          Section 3. Newly Created Directorships; Vacancies. The size of the Board of Directors may be increased only by majority vote of the Directors then in office. Any vacancy, whether arising through death, resignation, retirement, disqualification, removal from office or other cause, or any newly created Directorships resulting from any increase in the authorized number of Directors, may be filled only by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. When one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided above in the filling of other vacancies. A Director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor.

          Section 4. Term of Office. Each Director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

          Section 5. Meetings. A meeting of the Board of Directors shall be held for the election of Officers and for the transaction of such other business as may come before such meeting as soon as practicable after the Annual Meeting of the Stockholders. Other regular meetings of the Board of Directors may be held at such times as the Board of Directors of the Corporation may from time to time determine. Special Meetings of the Board of Directors may be called at any time by the President of the Corporation or by a majority of the Directors then in office. Meetings of the Board of Directors may be held within or without the State of Delaware.

          Section 6. Notice of Meetings; Waiver of Notice; Adjournment. No notice need be given of the first meeting of the Board of Directors after the Annual Meeting of Stockholders or of any other regular meeting of the Board of Directors. Notice of a Special Meeting of the Board of Directors, specifying the place, date and hour thereof, shall be delivered personally, mailed (either electronically or through the United States mail), telegraphed or telephoned to each Director at his or her address or telephone number as such address or number appears on the books of the Corporation twenty-four (24) hours before the date of such meeting or on such shorter notice as reasonably may be required under the circumstances by the person or persons calling the meeting. Whenever notice is required to be given under any provision of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Director at a Special Meeting shall constitute a waiver of notice of such meeting, except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are

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announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original meeting.

          Section 7. Quorum; Voting. A majority of the total number of Directors shall constitute a quorum for the transaction of business. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          Section 8. Participation by Telephone. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

          Section 9. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

          Section 10. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority in reference to (a) amending the Certificate of Incorporation; (b) adopting an agreement of merger or consolidation; (c) recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (d) recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending the Bylaws and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another Director to act at the meeting in the place of such absent or disqualified member.

          Section 11. Audit Committee. Pursuant to the authority granted to it in Section 10 of this Article II, the Board of Directors shall appoint an Audit Committee. The Audit Committee of the Board of Directors shall have the authority to review and to recommend to the Board of Directors the name of an independent public accounting firm that will conduct the annual audit of the Corporation's accounts, review the nature and scope of the audit, and review the accounting practices and control systems of the Corporation. The Audit Committee shall review the qualifications and performance of the proposed auditing firm, the selection of which firm shall be subject to ratification at each Annual Meeting of the Stockholders.

          Section 12. Compensation. The Board of Directors may fix the compensation of Directors.

          Section 13. Preferred Stock Directors. Any Directors elected pursuant to special voting rights of any class or series of Preferred Stock ("Preferred Stock Directors") shall be excluded from, and for no purpose be counted in, the scope and operation of Section 1, 2 and 3 of this Article II. The terms and conditions upon which Preferred Stock Directors shall be elected and serve on the Board of Directors shall be determined by the Board of Directors in the resolution or resolutions authorizing the issuance of the class of series of Preferred Stock pursuant to which a Preferred Stock Director is elected, including without limitation the duration of such Preferred Stock Director's term of office and the terms and conditions upon which such Preferred Stock Director may be removed from office.

          Section 14. Amendment; Repeal. In furtherance and not limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is authorized and empowered to make, alter, amend or repeal the Bylaws of the Corporation in any manner not inconsistent with the laws of the State of Delaware.

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          Section 15. Limitation of Liability for Breach of Fiduciary Duty. To
the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a Director of this Corporation shall not be liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director.

          Section 16. Chairman of the Board. The Board of Directors shall elect one of its members to be Chairman of the Board, and the person so elected shall act as Chairman of the Board until removed from that position by the vote of a majority of the Directors or earlier resignation. The Chairman of the Board shall not be an officer of the Corporation, and the duties of the Chairman of the Board acting in such capacity shall be limited to presiding at meetings of the Board of Directors of the Corporation. In the absence of the Chairman of the Board, the Directors shall select one of the other members of the Board of Directors to preside at meetings of the Board of Directors.

                                  ARTICLE III
                                    OFFICERS

          Section 1. Election; Qualifications. At the first meeting of the Board of Directors and as soon as practicable after each Annual Meeting of Stockholders, the Board of Directors shall elect or appoint a Chairman of the Board of Directors, a President, a Vice President, a Secretary and a Treasurer, and may elect or appoint at such time or from time to time such additional Officers as it deems advisable. No Officer need be a Director of the Corporation. Any number of offices may be held by the same person, except that there shall always be two persons who hold offices which entitle them to sign instruments and stock certificates.

          Section 2. Term of Office; Vacancies. Each Officer shall hold office until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. Any vacancy occurring in any office, whether because of death, resignation or removal, with or without cause, or otherwise, shall be filled by the Board of Directors.

          Section 3. Removal; Resignation. Any Officer may be removed from office at any time with or without cause by the Board of Directors. Any Officer may resign his or her office at any time upon written notice to the Corporation.

          Section 4. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall be the senior executive officer of the Corporation, shall report directly to the Board of Directors, and shall preside at meetings of the Stockholders of the Corporation. The Chief Executive Officer, subject at all times to the direction of the Board of Directors, shall direct and have responsibility for the policy of the Corporation and shall manage all aspects of the business and officers of the Corporation. The Chief Executive Officer shall also perform other duties commonly incident to the office and shall perform such specific other duties as are prescribed by the Board of Directors from time to time. The Chief Executive Officer shall keep the Board of Directors fully informed and shall consult them concerning the business of the Corporation.

          Section 5. Powers and Duties of the President. The President shall be the Chief Operating Officer of the Corporation. Subject to the direction and supervision of the Chief Executive Officer and the Board of Directors, the President shall have general supervision and control of the business and property of the Corporation, shall perform duties commonly incident to the office, and shall do and perform such other duties and may exercise such other powers as from time to time may be assigned to the President by these Bylaws, the Chief Executive Officer or the Board of Directors. In the absence of the Chief Executive Officer or in the event of his disability, inability or refusal to act, the President shall perform the duties and exercise the power of Chief Executive Officer. The President shall keep the Chief Executive Officer and the Board of Directors fully informed and shall consult them concerning the business of the Corporation.

          Section 6. Powers and Duties of Vice Presidents. Each Vice President shall be given such titles and designations and shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors.

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          Section 7. Powers and Duties of the Secretary. The Secretary shall record and keep the minutes of all meetings of the Stockholders and of the Board of Directors in a book to be kept for that purpose. The Secretary shall attend to the giving and serving of all notices by the Corporation. The Secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the Corporation and such other books and records as the Board of Directors may direct. The Secretary shall be the custodian of the corporate seal for the Corporation and shall affix or cause to be affixed such seal to such contracts and other instruments as the Board of Directors may direct. The Secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

          Section 8. Powers and Duties of the Treasurer. The Treasurer shall be the custodian of all funds and securities of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the Corporation's cash and other accounts, and shall cause to be entered regularly in the proper books and records of the Corporation to be kept for such purpose full and accurate accounts of the Corporation's receipts and disbursements. The Treasurer shall at all reasonable times exhibit the Corporation's books and accounts to any Director of the Corporation upon application at the principal office of the Corporation during business hours. The Treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

          Section 9. Powers and Duties of Assistant Secretary and Assistant Treasurer. The Assistant Secretary and Assistant Treasurer (or in the event there be more than one Assistant Secretary or Assistant Treasurer, in the order of their seniority, designation or election) shall, in the absence or disability of the Secretary or Treasurer, respectively, perform the duties and exercise the powers of the Secretary or Treasurer and shall perform such other duties as the President or the Board of Directors shall prescribe.

          Section 10. Delegation. In the event of the absence of any Officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time or from time to time delegate all or any part of the powers or duties of any Officer to any other Officer or Officers or to any Director or Directors.

                                   ARTICLE IV
                    CERTIFICATES OF STOCK AND THEIR TRANSFER

          Section 1. Certificates of Stock. Certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed, manually or by facsimile or otherwise, by the President or Vice President and by the secretary, Treasurer or Assistant Secretary or Assistant Treasurer and shall be sealed with the Seal of the Corporation. All certificates of stock shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of shares and the date of issuance, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled.

          Section 2. Lost Certificates. In the event a certificate of stock is allegedly lost, stolen or destroyed, the Corporation may issue a new certificate under the conditions for issuing a new certificate as determined by the Board of Directors. The Corporation may require the owner of such certificate to give a good and sufficient bond to indemnity the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction, or the issuance of the new certificate.

          Section 3. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his or her attorney, thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed owner thereof for all purposes as regards the Corporation.

          Section 4. Treasury Stock. All issued and outstanding stock of the Corporation that may be purchased or otherwise acquired by the Corporation shall be Treasury Stock, and the Directors of the Corporation

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shall be vested with authority to resell said shares for such price and to such person or persons as the Board of Directors may determine. Such stock shall neither vote nor participate in dividends while held by the Corporation.

                                   ARTICLE V
                             EXECUTION OF DOCUMENTS

          All contracts, agreements, instruments, bills payable, notes, checks, drafts, warrants or other obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such Officer or Officers as the Board of Directors may from time to time designate. In the absence of such designation the signatures of the President and Secretary shall suffice.

                                   ARTICLE VI
                                      SEAL

          The seal of the Corporation shall contain the name of the Corporation, the words "Corporate Seal", the year of its organization and the word "Delaware".

                                  ARTICLE VII
                                   FISCAL YEAR

          Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall be the fifty-two (52) or fifty-three (53) week period ending on the Saturday closest to the last day of May of each year.

                                  ARTICLE VIII
                                 INDEMNIFICATION

          The Corporation shall indemnify all Directors, Officers, and employees or agents to the fullest extent permitted, and in the manner provided, by the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended, whenever they are defendants or threatened to be made defendants in any legal or administrative proceeding by reason of their relationship with the Corporation. The Corporation shall advance expenses of litigation to Directors and Officers according to the following procedure:

          (i) Actions, Suits or Proceedings Other than By or In the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a Director, Officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the standards of conduct set forth in this subparagraph (i).

          (ii) Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a Director, Officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and

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     expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation for gross negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

          (iii) Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article VIII, to the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in subparagraphs (i) and (ii) of this
     Article VIII, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

          (iv) Determination of Right to Indemnification. Any indemnification under subparagraphs (i) and (ii) of this Article VIII (unless ordered by a court) shall be paid by the Corporation unless a determination is made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the Stockholders, that indemnification of the Director, Officer, employee or agent is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in subparagraphs (i) and (ii) of this Article VIII.

          (v) Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in subparagraphs (i) and (ii) of this Article VIII in defending a civil, criminal, administrative or investigative action, suit or proceeding (including all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a Director or Officer in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such person while a Director or Officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the Director or Officer to repay all amounts advanced in the event that it shall ultimately be determined that such Director or Officer is not entitled to be indemnified by the Corporation as authorized in this Article VIII. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment. The repayment of such charges and expenses incurred by other employees and agents of the Corporation which are paid by the Corporation in advance of the final disposition of such action, suit or proceeding as permitted by this subparagraph (v) may be required upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and subject to the approval of such Director, Officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

          (vi) Procedure for Indemnification. Any indemnification under subparagraphs (i), (ii) or (iii) or advance of costs, charges and expenses under subparagraph (v) of this Article VIII shall be made promptly, and in any event within sixty (60) days, upon the written request of the Director, Officer, employee or agent directed to the Secretary of the Corporation. The right to indemnification or advances as granted by this Article VIII shall be enforceable by the Director, Officer, employee or agent in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification or advances, in whole or in part, and any such

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     action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under subparagraph (v) under the
     Article VIII where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in subparagraphs (i) or (ii) of this Article VIII, but the burden of proving that such standard of conduct has not been met shall be on the Corporation. Neither failure of the Corporation (including its Board of Directors, its independent legal counsel and its Stockholders) to have made the determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subparagraphs (i) and (ii) of this Article VIII, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its Stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (vii) Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of Stockholders, or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article VIII shall be deemed to be a contract between the Corporation and each Director, Officer, employee or agent of the Corporation who serves or served in such capacity at any time while this
     Article VIII is in effect. No amendment or repeal of this Article VIII or of any relevant provisions of the Delaware General Corporation Law or any other applicable laws shall adversely affect or deny to any Director, Officer, employee or agent any rights to indemnification which such person may have, or change or release any obligations of the Corporation, under this Article VIII with respect to any costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement which arise out of an action, suit or proceeding based in whole or substantial part on any act or failure to act, actual or alleged, which takes place before or while this Article VIII is in effect. The provisions of this subparagraph (vii) shall apply to any such action, suit or proceeding whenever commenced, including any such action, suit or proceeding commenced after any amendment or repeal of this Article VIII.

          (viii) For Purposes of this Article VIII:

                 (a) "the Corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued;

                 (b) "other enterprises" shall include employee benefit plans, including but not limited to any employee benefit plan of the Corporation;

                 (c) "serving at the request of the Corporation" shall include any service which imposes duties on, or involves services by, a Director, Officer, employee or agent of the Corporation with respect to an employee benefit plan, its participants, or beneficiaries, including acting as a fiduciary thereof;

                 (d) "fines" shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

                 (e) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have

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

     acted in a manner "not opposed to the best interests of the Corporation" as referred to in subparagraphs (i) and (ii) of this Article VIII; and

                 (f) Service as a partner, trustee, or a member of management or similar committee of a partnership or joint venture or as a director, officer, employee or agent of a corporation which is a partner, trustee or joint venturer, shall be considered service as a director, officer, employee or agent of the partnership, joint venture, trust or other enterprise.

          (ix) Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, Officer, employee and agent of the Corporation as to costs, charges and expenses (including any attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the full extent permitted by applicable law.

          (x) Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director, Officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VIII; provided that such insurance is available on acceptable terms as determined by a vote of a majority of the entire Board of Directors.

                                   ARTICLE IX
                               AMENDMENT OF BYLAWS

          Subject to any requirements set forth in these Bylaws, these Bylaws may be amended or repealed, and any new Bylaws may be adopted, by a majority of the Stockholders entitled to vote or by the Board of Directors.

          I do hereby certify that the foregoing is a true, correct and complete copy of the duly adopted Bylaws of Interstate Bakeries Corporation as in force at the date of this certificate.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of said Corporation.

Dated: August 4, 2003

                                                INTERSTATE BAKERIES CORPORATION

                                                By:   /s/ Kent B. Magill
                                                      --------------------------
                                                      Corporate Secretary

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